                                                                   EXHIBIT 10.44

MORRISON KNUDSEN CORPORATION

MORRISON KNUDSEN CORPORATION
P. O. BOX 73/BOISE, IDAHO U.S.A.  83729
PHONE:  (208)386-6060/TELEX:368439

WILLIAM P. CLARK
ACTING CHAIRMAN


March 9, 1995


Mr. Denis Slavich
Flour Daniel, Inc.
3333 Michelson Drive
Irvine, CA  92730

RE:       OFFER OF EMPLOYMENT

Dear Denis:

On behalf of Morrison Knudsen Corporation (the "Company"), I am pleased to offer you employment pursuant to the terms and conditions set forth in this Agreement (the "Agreement").

1. POSITION AND SERVICES TO BE RENDERED. The Company hereby agrees to employ you as Executive Vice President and Chief Financial Officer, effective April 9, 1995 (the "Effective Date"). You accept such employment and agree to devote your full time and attention exclusively to rendering services to the Company. You will report to the Acting Chairman of the Board of Directors for as long as he continues in such position. Thereafter, you will report to the Company's Chief Executive Officer.

2. SALARY. You will receive an annual base salary of $300,000 commencing as of the Effective Date, payable in accordance with the Company's normal payroll practice (i.e., every two weeks). Your position will be a regular full-time position and you will be assigned a Grade Level of 23. The Company will review your base salary annually to determine any increase.

3. ANNUAL CASH BONUS. You will be considered for an annual cash bonus at the end of each calendar year as determined by the Executive Compensation & Nominating Committee of the Board of Directors.

4. STOCK OPTIONS. You will be granted options to purchase 100,000 shares of the Company's common stock under the Company's Stock Compensation Plan at a price equal $8.00 per share--which was the per share closing price of the Company's common stock as of March 8, 1995. The option shall vest 100%

Denis M. Slavich
March 9, 1995
Page 2


     immediately. Such option shall be subject to the terms and conditions of the Stock Compensation Plan and such additional conditions as the Executive Compensation & Nominating Committee may impose.

5. FRINGE BENEFITS. You will be entitled to the Company's standard relocation assistance when you move from San Francisco to Boise, 401(k) Savings Plan, ESOP, group medical and dental plan, and all other group plans and other benefits that are normally offered to regular full-time salaried employees. Prior to your move to Boise, you will receive two coach fare round trip tickets per month from San Francisco to Boise, not to exceed four months from the Effective Date. In addition, you shall be entitled to receive all other, if any, perquisites and fringe benefits normally offered to executives of the Company who are part of its senior management.

6. EXECUTIVE LIFE AND DISABILITY. In addition to the fringe benefits set forth in paragraph 5 herein, during your employment, you will be provided with supplemental benefits at no cost to you which shall result in the following levels of coverage, inclusive of any coverage provided by basic Company-sponsored benefits:

     a. Pre-retirement (up to age 65) life insurance equal to three times your annual base salary;

     b. Post-retirement (age 65) life insurance equal to one times your annual base salary as of the date of your retirement; and

     c. Disability coverage from all Company-sponsored and government sources equal to 60% of the sum of your base salary plus annual Executive Incentive Plan bonus, less any offsets under the terms of such disability programs.

7.   RIGHTS UPON TERMINATION.

     a. During the term of this Agreement, you may be terminated by the Company only for Cause. For purposes of this Agreement, Cause shall mean (i) your willful refusal to follow a lawful written order of the Chief Executive Officer of the Company with respect to any material aspect of the Company's business, (ii) your willful and continued failure to perform your duties under this Agreement (except due to your incapacity because of physical or mental illness) after a written demand is delivered to you by

Denis M. Slavich
March 9, 1995
Page 3


          the Chief Executive Officer of the Company specifically identifying the manner in which you have failed to perform your duties, (iii) your willful engagement in conduct materially injurious to the Company, or
          (iv) your conviction for any crime involving moral turpitude. For purposes of clauses (i), (ii) and (iii) of this definition, no act or failure to act on your part shall be deemed "willful" unless it was done, or omitted to be done, not in good faith and without reasonable belief that your act or failure to act was in the best interests of the Company. In the event you are terminated for Cause prior to the expiration of the term hereunder, no amounts shall be due and payable.

     b. In the event of your death, total and permanent disability, retirement or voluntary resignation during the term of this Agreement, the Agreement shall terminate and you shall be entitled to be compensated in accordance with the provisions of this Agreement through the date of such termination, but shall not be entitled to receive any compensation for the remainder of the term of the Agreement.

     c. In the event your employment is terminated during the term of this Agreement due to (i) reasons other than those identified in subparagraphs 6 a. and b. above, or (ii) reasons constituting a "Constructive Termination" (as defined in paragraph d. below), you shall be entitled to receive your annual base salary for a period of two years. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or self-employment nor to offset the amount of any payment provided for in this agreement by amounts earned as a result of your employment or self-employment during the period that you are entitled to such payment. The severance payment due you under this paragraph 6. c. shall be paid in either the normal course of the Company's payroll practices or in a single lump sum, as determined by the Company in its sole discretion.

     d. For purposes of this Agreement, "Constructive Termination" shall have the following meaning: Your voluntary termination of employment within ninety (90) days following the occurrence of one or more of the following events, unless such event is approved in writing by you in advance of such event or thereafter:

Denis M. Slavich
March 9, 1995
Page 2


          (i) A failure by the Company to abide by any part of this Agreement that is not remedied within ten (10) business days after you notify the Company of such failure; or

          (ii) A reduction in your title or responsibilities below that agreed to in paragraph 1 herein.

8. TERM. The term of this Agreement shall run from March 8, 1995 (unless the parties mutually agree to an earlier date) through March 7, 1999.

9. CONTINGENCIES. This employment offer must be contingent upon the following contingencies:

     a. Your passing of a drug screening test, pursuant to the Company's Substance Abuse Prevention Program, and your continued compliance with such program. After reporting to work, you will also be required to complete an "Employment Certification" form that complies with the passing of the Drug-Free Workplace Act of 1988.

     b.   Your compliance with the following laws:

     - In accordance with Public Law 99-603, The Immigration and Naturalization Act of 1986, this offer is made pending receipt of verifiable documentation from you confirming your eligibility for employment under the terms and conditions of this Act. Proof of U.S. citizenship or adequate identification is required before any hire can be processed. You must present acceptable documents for employment eligibility verifications when you report for your first day of work.

     - In accordance with Public Law 100-679, the Office of Federal Procurement Policy Act Amendments of 1988, the Company is prohibited for a period of two years from hiring former government officials or employees (military or civilian) who participated personally and substantially in the conduct of any Federal agency procurement. Consequently, this offer is contingent upon receipt of information from you that your employment with the Company will not result in a violation of the Procurement Policy Act. You will be required to complete an employee certification form verifying your prior employment before your employment with the Company begins.

Denis M. Slavich
March 9, 1995
Page 5


10. NONASSIGNMENT. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and inure to the benefit of any successor of Company, and any such successor shall be deemed substituted for Company under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or substantially all of the assets or business of Company.

11. MERGER CLAUSE. With respect to the matters specified herein, this Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties. This Agreement shall not affect the provisions of any other compensation, retirement or other benefit programs of Company to which you a party or of which you are a beneficiary. No amendments to this Agreement may be made except through a written document signed by both parties.

12. VALIDITY. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Agreement.

13. CONSTRUCTION. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

14. RECONSIDERATION. In addition to the foregoing, as mentioned over the telephone, once the Company is "through the rapids" I will recommend to the Board of Directors that your title and compensation be revisited.

By accepting this employment offer, you agree to the terms and conditions established herein. To indicate your acceptance of this offer, please sign the facsimile copy of this Agreement and return it to me. An original will be provided for your signature at a later date. If you have any questions, please do not hesitate to contact me.

Very truly yours,                            AGREED AND ACCEPTED:


/s/ William P. Clark                         /s/ D. M. Slavich
                                             _______________________________
William P. Clark                             Denis M. Slavich
                                             March 9, 1995
WPC/dac